UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ASHFORD HOSPITALITY PRIME, INC.
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On May 11, 2016, Ashford Hospitality Prime, Inc. issued the following press release and investor presentation.

NEWS RELEASE

Contact:	Mike Geller	Trevor Gibbons	Marilynn Meek
	Edelman	Edelman	Financial Relations Board
	(212) 729-2163	(212) 704-8166	(212) 827-3773

ASHFORD PRIME FILES INVESTOR PRESENTATION

DALLAS, May 11, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) today filed an investor presentation with the Securities and Exchange Commission in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The presentation highlights Ashford Prime’s long-stated strategy of investing in high RevPAR, high quality hotels in gateway and resort markets. In addition, the presentation emphasizes the Company’s strong track record of delivering excellence through operational results, prudent and accretive growth, and the return of capital to stockholders; as well as strong governance and oversight from a highly-qualified Board of Directors.

In addition, the presentation demonstrates that the Company believes there is no compelling reason for stockholders to elect any of the nominees proposed by Sessa Capital (“Sessa”). The presentation is available on the Company’s website at www.ahpreit.com and www.ashfordprimefacts.com. Key takeaways from the investor presentation include:

•
The Company’s belief that Sessa’s litigious and reckless proxy contest is destroying stockholder value in an attempt to take control of Ashford Prime’s board – and strip the Company of its assets and value in order to manufacture a short-term profit for itself and its own investors – with a slate of nominees that do not have the relevant experience in lodging or hotel market cycles necessary to lead the Company.

•
The Company’s belief that there is no compelling reason for stockholders to elect any member of Sessa’s slate to the board. Furthermore, the Company believes that if Sessa’s slate is elected and not first approved by the board, the election would not only remove a highly qualified board with a long history of hospitality experience, but would also trigger a termination fee payable to the Company’s advisor, Ashford Inc., in the hundreds of millions of dollars, which would significantly destroy stockholder value.

•
The Company believes that the current board of Ashford Prime, with 45 years of public board experience and significant industry expertise, is the best positioned to add value to the Company. Ashford Prime’s current board and management team have a strong track record of delivering results in operational excellence, prudent and accretive growth, and returning capital to stockholders, and have a plan in place to continue delivering on its primary objective of maximizing value for all stockholders.

•
The Company believes that the current board of Ashford Prime, through its strong governance and oversight, has taken multiple steps to increase stockholder value including the implementation of immediate structural changes and longer-term initiatives resulting from the conclusion of a thorough strategic review process; a 140% increase in the common dividend; the evaluation of a new Chief Executive Officer and independent directors; and sale of four hotel assets that do not have the RevPAR level or quality consistent with the Company’s strategy.

Ashford Prime has retained Cadwalader Wickersham & Taft LLP as legal counsel. Moelis & Company LLC is acting as financial advisor to Ashford Prime in connection with Sessa’s proxy contest.

Ashford Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise; our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions; unanticipated increases in financing and other costs, including a rise in interest rates; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Hospitality Trust, Inc., Ashford Hospitality Advisors, LLC (“Ashford LLC”), Ashford Inc., Remington Lodging & Hospitality, LLC, our executive officers and our non-independent directors; our ability to implement and execute on planned initiatives announced in connection with the conclusion of our independent directors’ strategic review process; changes in personnel of Ashford LLC or the lack of availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters;

legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of real estate investment trusts (“REITs”); and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K, and from time to time, in our other filings with the Securities and Exchange Commission (“SEC”).
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
Ashford Hospitality Prime, Inc. (“Ashford Prime”), its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Ashford Prime’s stockholders in connection with its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s definitive proxy statement, filed with the SEC on April 25, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with Ashford Prime’s 2016 Annual Meeting.
Ashford Prime has filed a definitive proxy statement in connection with the 2016 Annual Meeting. ASHFORD PRIME STOCKHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY ASHFORD PRIME WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and an accompanying GOLD proxy card are, along with other relevant documents, available at no charge on the SEC’s website at www.sec.gov. Copies of these documents will also be available free of charge from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.
-END-

 Investor Presentation – May 2016

 Certain statements and assumptions in this presentation contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise; our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions; unanticipated increases in financing and other costs, including a rise in interest rates; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Hospitality Trust, Inc., Ashford Hospitality Advisors, LLC (“Ashford LLC”), Ashford Inc., Remington Lodging & Hospitality, LLC, our executive officers and our non-independent directors; our ability to implement and execute on planned initiatives announced in connection with the conclusion of our independent directors’ strategic review process; changes in personnel of Ashford LLC or the lack of availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of real estate investment trusts (“REITs”); and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K, and from time to time, in our other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements included in this presentation are only made as of the date of this presentation. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC.This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Prime or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security.Additional Information and Where to Find ItAshford Hospitality Prime, Inc. (“Ashford Prime”), its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Ashford Prime’s stockholders in connection with its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s definitive proxy statement, filed with the SEC on April 25, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with Ashford Prime’s 2016 Annual Meeting.Ashford Prime has filed a definitive proxy statement in connection with the 2016 Annual Meeting. ASHFORD PRIME STOCKHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY ASHFORD PRIME WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and an accompanying GOLD proxy card are, along with other relevant documents, available at no charge on the SEC’s website at www.sec.gov. Copies of these documents will also be available free of charge from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.  2  Certain Disclosures

Background on Ashford Prime

- Ashford Hospitality Prime, Inc. ("Ashford Prime" or the "Company")(NYSE: AHP) was created in November 2013 through a spin-off of 8 high quality hotels from Ashford Hospitality Trust, Inc. ("Ashford Trust")(NYSE: AHT)
- The spin-off was a way to unlock value for stockholders
- Our strategy: invest in high RevPAR, high quality luxury hotels in gateway and resort markets
- AHP was designed to have an external manager, Ashford Inc. (NYSE MKT: AINC)
  - Lower cost than if internally advised
  - An incentive structure for AINC that is aligned with AHP market performance
  - Management team has a long, successful track record
  - Superior long-term total shareholder returns vs. peers
  - Extensive experience in managing lodging investments over multiple cycles
- Ashford Prime is majority controlled by a set of experienced, independent directors
- The Company has among the highest insider equity ownership among its peers
- Recently, the Board completed a wide ranging and thorough review of strategic alternatives
- The Board has taken several steps to maximize value for shareholders and continues to evaluate a number of initiatives – including, potentially, a new CEO and additional independent Board members

ASHFORD
HOSPITALITY PRIME
3

Background on our Dispute with Sessa Capital

History

- Sessa began accumulating stock in March 2015
- Sessa's tone became negative when pace of buybacks slowed
- Sessa filed a 13D in September 2015 and demanded a unilateral reduction of the termination fee under the advisory agreements, which is not possible – then criticized our efforts even though we had already announced a full review of alternatives in August (and receptivity to a sale)
- Sessa sued the Company and the Directors, and to protect the stockholders' interests, the Company countersued
- The Independent Directors concluded the review in April 2016 and recommended several steps to create value for shareholders
- We attempted to settle, but Sessa claimed that our proposals were inadequate and would accept nothing short of full board control

Summary: Why Sessa Is an Unacceptable Steward for Ashford Prime Shareholders

1) Sessa's slate has <u>no</u> relevant industry experience, <u>no</u> knowledge of the lodging cycle and <u>no</u> significant board experience
2) Sessa apparently fails to understand that our advisory agreement is a contractual commitment and cannot be unilaterally amended
3) Sessa has articulated <u>absolutely no actionable plan</u> for the Company, other than litigation with our external advisor
4) AHP may lose access to "key money," which could impede the Company's ability to consummate accretive growth
5) The election of Sessa's slate (a minority or a majority) could create a dysfunctional relationship with AINC
6) The election of Sessa's slate will trigger a termination fee in the <u>hundreds of millions of dollars</u> to AINC, the Company's advisor, if the Sessa slate is not first approved by the incumbent Board

Sessa has NO actionable plan to maximize value for AHP shareholders. The election of the Sessa slate will trigger a termination fee in the hundreds of millions of dollars, significantly eroding shareholder value. The result would likely be an unworkable and hostile dynamic between AHP and our external advisor

ASHFORD
HOSPITALITY PRIME
4

   Sessa's Reckless Proxy Contest  5  NO ACTIONABLE PLAN  SIGNIFICANT ECONOMIC CONSEQUENCES  INEXPERIENCED AND UNQUALIFIED SLATE  HOSTILE AND DYSFUNCTIONAL ENVIRONMENT  SESSA'S RECKLESS PURSUIT OF CONTROL

AHP Believes Sessa's Proxy Campaign Is Reckless

AHP BELIEVES SESSA'S CAMPAIGN IS RECKLESS AND VALUE DESTRUCTIVE

In addition to Sessa's failure to articulate any actionable plan for the Company and Sessa's slate being wholly inexperienced, Sessa's campaign materially jeopardizes shareholder value. **Here's why:**

1. The election of Sessa's slate will **trigger a termination fee** that is in the **hundreds of millions of dollars**, payable to AINC, the Company's advisor, if Sessa's slate is not first approved by the incumbent Board, which would significantly destroy shareholder value:
   - Severely impacts cash balance
   - Likely results in dilutive equity raise

2. If a majority, or *even* a minority, of Sessa's slate is elected, there are other consequences beyond the termination fee payment:
   - AHP could be in litigation with the Sessa members of its own board
   - Sessa's board members would be in litigation with AHP's external advisor
   - The result: a hostile environment and dysfunctional situation

The Company believes the election of a minority or majority of Sessa's slate materially jeopardizes stockholder value and risks that Ashford Prime would become a dysfunctional Company and a **"zombie stock"**

ASHFORD HOSPITALITY PRIME

6

Strong Governance & Oversight from the Current Board

THIS BOARD HAS CONSISTENT TRACK RECORD OF MAXIMIZING SHAREHOLDER VALUE

- **This Board** has taken multiple steps to increase stockholder value:
  1) Increased the common dividend from $0.05 per quarter to $0.12, a 140% increase
  2) Bought back ~$30 million of stock and recently announced an intent to initiate a new $50 million share repurchase program
  3) Attractive acquisitions
  4) Refinanced debt at lower rates to increase cash flow
  5) Recently announced a plan to sell four hotels that do not have the RevPAR level or quality consistent with Ashford Prime's strategy
  6) Evaluating appointment of a new CEO, primarily dedicated to value creation at Ashford Prime
  7) Evaluating the addition of up to two additional Independent Directors
- Initiated strategic review process to maximize value (before Sessa's initial 13D filing)
- Aggregate 45 years of public board experience

ASHFORD HOSPITALITY PRIME

7

 8  STRONG OPERATIONAL PERFORMANCE  7.3% RevPAR growth in 2015 was the highest amongst our peersPortfolio RevPAR of $199 is second amongst our peers        AHP Leadership Has Delivered Results in Operational Excellence

AHP Leadership **Has Delivered Results** in Prudent, Accretive Growth

ACCRETIVE GROWTH OF HOTEL PORTFOLIO

- Acquired the Ritz-Carlton St. Thomas, Bardessono Hotel & Spa, Sofitel Chicago, & Pier House Resort
- Increased portfolio RevPAR since spin-off by over 40% to $199 as of 12/31/15
- Increased asset base by 50% since spin-off



42% Growth
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$140.20
$148.64
$171.35
$199.43
2012
2013
2014
2015

Second highest RevPAR amongst peers

CONSERVATIVE CAPITAL STRUCTURE

- $166 million of net working capital as of 3/31/16
- Target leverage of 5.0x net debt/ EBITDA
- No 2016 debt maturities
- All debt is non-recourse, property level mortgage debt

Effective navigation of capital markets to extend debt maturities with no debt due in 2016



Debt Maturity
$404.8
$8.1
80
152
195.359
2016
2017
2018
2019
2020
Thereafter
Fixed-Rate
Floating-Rate

ASHFORD HOSPITALITY PRIME
9

 10  AHP Leadership Has Delivered Results in Returning Capital to Shareholders  Increased quarterly common dividend by 140% since spin-off  Q1 2016 AFFO per share growth of over 45%  Disciplined Capital Strategies   Weighted Average Interest Rate  Decreased weighted average interest rate by 60 bps since 2013 improving cash flow  Bought back ~$30 million of stock at discount to NAVRefinanced debt at lower weighted average interest rates$70 million convertible preferred equity raise at $18.90 conversion price (69% premium to current stock price as of April 29, 2016)

AHP's Management Team Is **Aligned** Like No Other

HIGHLY ALIGNED MANAGEMENT TEAM

- Insider ownership of 15%, 6x more than hotel REIT industry average
- Insider ownership among the highest of its peers
- Management has significant personal wealth invested in the Company
- Incentive fee based on AHP total return outperformance vs. its peers
- Management can earn equity compensation from the Company in the form of performance based equity, which we believe reinforces alignment with stockholders

Insider Equity Ownership



16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
15%*
5.7%
3.4%
3.3%
3.3%
2.3%
2.2%
1.9%
1.8%
1.3%
1.2%
0.8%
0.5%
AHP
HT
RLJ
CLDT
FCH
Peer Avg
CHSP
INN
HST
PEB
DRH
SHO
LHO
Over 6x higher than industry peer average
Highly-aligned management team with among highest insider equity ownership of publicly-traded Hotel REITs

ASHFORD HOSPITALITY PRIME

Public Lodging REITs include: CHSP, CLDT, DRH, FCH, HST, HT, INN, LHO, PEB, RLJ, SHO
Source: Company filings.
** Insider equity ownership for Ashford Prime includes direct & indirect interests & interests of related parties*

11

Maximizing Value is the #1 Objective of This Board

THOROUGH AND DISCIPLINED STRATEGIC REVIEW PROCESS TO MAXIMIZE SHAREHOLDER VALUE

- In August of 2015, we announced a full review of strategic alternatives and engaged independent financial and legal advisors
- The Board reviewed a wide range of alternatives, including:
  - Sale of the Company
  - Sales of individual assets
  - Joint ventures
  - Mergers
  - Various recombination scenarios with other Ashford entities
  - Share repurchases
  - Capital raising across various structures
- In April 2016, we announced conclusion to strategic review process and other initiatives to enhance stockholder value:
  - $50 million share repurchase program
  - Liquidation of hedge fund investment; utilization of cash to fund share repurchase
  - 20% increase in quarterly common dividend
  - Unwinding of the OP Unit enfranchisement preferred equity transaction
  - Commencing sale process for up to four assets that lack the RevPAR level and product quality consistent with the long-term vision of the Company
- More recently, we announced that we are evaluating the appointment of a new CEO whose primary responsibility would be value creation at AHP along with the addition of up to two Independent Directors

ASHFORD HOSPITALITY PRIME

12

Benefits of the Ashford Structure

Structural Attractiveness

- Publicly traded external advisor increases transparency and provides strong alignment
- 7 member Board with 5 independent directors
- Base Fee – based on AHP's total enterprise value rather than book value
- Incentive Fee paid only if total stockholder return exceeds peer group average (outperformance capped at 25%)
- AHP owns 9.7% of AINC so shareholders participate in economics of the advisor

Benefits of Structure

- Increased scale through affiliation with Ashford Trust (AHP = 12 hotels; AHT = 132 hotels)
- Strong brand relationships given large scale
- Capital markets benefits given scale across the platforms
- Ability to partner with Ashford Trust on portfolio acquisitions
- G&A savings from being externally managed
- Other cost synergies given scale (property insurance, etc.)
- Key money investment from advisor
- Decreased fee as market cap grows
- Reciprocal termination rights

ASHFORD
HOSPITALITY PRIME
13

Sessa's Criticisms Are Misleading: Here are the Facts

Sessa's Criticisms	Our Response
ALLEGED CONFLICTS OF INTEREST	• Among highest insider ownership of any hotel REIT • Base fee based on enterprise value (not book value) • Incentive fee based on total return outperformance vs. peers • Five of Ashford Prime's seven directors are independent • Charter provision requiring that related party transactions be approved by disinterested directors • Ashford Inc. (NYSE MKT: AINC) has its own Board with a majority of independent directors
TERMINATION FEE	• AHT shareholders at the time of the spin-off were on both sides of the transaction • Contractual obligation between two independent public entities • Ashford Prime does not have the right to unilaterally change the termination fee • June 2015 amendment clarified termination fee calculation methodology in the advisory agreement; there were no changes to the calculation • Sessa bought stock knowing the terms of the termination fee. Then after the amendment that it protests so much, continued to buy stock • Calculation of the change of control termination fee has not changed since the spin-off • If the termination fee was instead calculated as solely contractual damages, the Company believes it could be even higher than the current termination fee • Nature of termination fee is to compensate advisor ; it is NOT a golden parachute and fee flows to shareholders of advisor • The Company believes that the Ashford Inc. Board is more likely to consider negotiating the termination fee with current Board as opposed to Sessa's purported slate given litigation Sessa has pursued against Ashford Inc.

ASHFORD
HOSPITALITY PRIME
14

Sessa's Criticisms Are Misleading: Here are the Facts (Cont'd)

Sessa's Criticisms	Our Response
ALLEGED WEAK CORPORATE GOVERNANCE	• Sessa is not asking for governance changes but rather unilateral contractual changes with Ashford Inc. that the Company believes Ashford Inc. will not agree to • Highly-qualified, majority independent Board in place • 7 member Board with 5 independent directors • Lead independent director • The Board stepped into the advisory agreement with the current termination fee structure as it was put in place at the time of the spin-off • Opted out of MUTA • Non-staggered Board • Proactively initiated strategic review process prior to any contact from Sessa • Stockholders may call special meeting • Stockholders may fill Board vacancies
ALLEGED DISAPPOINTING STRATEGIC REVIEW	• The Board retained independent financial and legal advisors as part of the strategic review • All available strategic alternatives were considered • The strategic review took 8 months, was deliberate and comprehensive and was affected by changing market conditions and impact on valuations and capital markets • The conclusion of the strategic review is the best alternative currently available to the Company to maximize value for shareholders

ASHFORD
HOSPITALITY PRIME
15

Sessa's Criticisms Are Misleading: Here are the Facts (Cont'd)

Sessa's Criticisms	Our Response
PURCHASE OF AINC STOCK	• Investment allows AHP shareholders to participate in the economics of AINC and we believe it will be an attractive investment for AHP • We viewed this as an attractive opportunity to acquire a large stake in our advisor without driving the price up ($95 price equated to 90-Day VWAP at the time) • Stock prices of all asset managers have dropped substantially since this past summer
POOR STOCK PRICE PERFORMANCE	• We have taken several steps to improve value • Bought back ~5% of our outstanding shares • Doubled common dividend, announced an additional 20% increase • Refinanced debt at lower interest rates to improve cash flow • Strong operational performance since spin • The proposed changes from the recently concluded strategic review process are intended to maximize stockholder returns • **Highest total stockholder return in 2015 amongst peers** • **Stock dropped 18% the week Sessa nominated directors and continues to be negatively impacted by Sessa contrary to typical market reaction from involvement of activist investors**

ASHFORD HOSPITALITY PRIME
16

The Sessa Slate of Proposed Directors Lacks Relevant Experience

JOHN PETRY	➢ **ZERO hospitality experience** ➢ Lacks public company board experience ➢ Lacks corporate executive experience ➢ Lacks governance expertise ➢ Initiated unprovoked litigation with the Company ➢ Initiated unprovoked litigation with the Company's advisor ➢ Inconsistent strategic approaches and no clear plan to maximize value ➢ Puts the interests of his stock over long-term stockholders
PHILIP LIVINGSTON	➢ **ZERO hospitality experience** ➢ Lacks governance expertise ➢ Resume padding by falsely claiming to be a CPA ➢ Serious issues raised about trading activity / formation of a "Group" with purchases of AHP stock ➢ Inconsistent and unstable executive experience with 9 prior CEO/CFO positions ➢ Oversaw significant destruction of shareholder value at Ambassador Group, which eventually went through dissolution
LAWRENCE CUNNINGHAM	➢ **ZERO hospitality experience** ➢ Lacks public company board experience ➢ Lacks corporate executive experience
DANIEL SILVERS	➢ **ZERO relevant hospitality experience**
CHRIS WHEELER	➢ **ZERO hospitality experience**

ASHFORD
HOSPITALITY PRIME
17

Current Board of Directors is Experienced and Qualified

- Ashford Prime's Independent Directors hold 5 out of the 7 Board seats and are wholly focused on value creation for stockholders



Montgomery J. Bennett
Chairman

- 13 years of public board experience
- Founder, Chairman, & CEO of AHP



★ **Curtis B. McWilliams**
Lead Director

- 10 years of public board experience
- Previously CEO of CNL Real Estate Advisors and previously CEO of Trustreet Properties



★ **Stefani D. Carter**
Independent Director

- 2 years of public board experience
- Partner at the law firm of Stefani Carter & Associates, LLC



Douglas A. Kessler
President

- 3 years of public board experience
- President of AHP



★ **Matthew D. Rinaldi**
Independent Director

- 2 years of public board experience
- Counsel at the law firm of Dykema Cox Smith



★ **W. Michael Murphy**
Independent Director

- 13 years of public board experience
- Head of Lodging and Leisure Capital Markets of the First Fidelity Mortgage Corporation



★ **Andrew L. Strong**
Independent Director

- 2 years of public board experience
- Partner at the law firm of Pillsbury Winthrop Shaw Pittman, LLP

Aggregate 45 Years of Public Board Experience

ASHFORD HOSPITALITY PRIME

★ Denotes independent director

18

 Ashford Prime’s Board is Highly Qualified and Experienced  19    Real Estate and/or REIT Experience  Lodging & Hospitality Experience  Finance, M&A, and/or Legal Experience  Public Board Experience  Montgomery J. Bennett          Curtis B. McWilliams          Douglas A. Kessler          Matthew D. Rinaldi          Stefani D. Carter          W. Michael Murphy          Andrew L. Strong          ASHFORD PRIME'S BOARD IS HIGHLY QUALIFIED AND EXPERIENCED

Ashford Prime's Management Team is Experienced and Qualified



Montgomery J. Bennett
Chief Executive Officer & Chairman of the Board

- 27 years of hospitality experience
- 13 years with Ashford (14 years with Ashford predecessor)
- Cornell School of Hotel Administration BS
- Cornell S.C. Johnson MBA



Douglas A. Kessler
President

- 20 years of hospitality experience
- 13 years with Ashford
- 10 years with Goldman Sachs
- Stanford BA, MBA



David A. Brooks
Chief Operating Officer, General Counsel

- 24 years of hospitality experience
- 13 years with Ashford (11 years with Ashford predecessor)
- University of North Texas BS, University of Houston JD



Deric S. Eubanks, CFA
Chief Financial Officer

- 16 years of hospitality experience
- 13 years with Ashford
- 3 years with ClubCorp
- CFA charterholder
- Southern Methodist University BBA



Mark L. Nunneley
Chief Accounting Officer

- 31 years of hospitality experience
- 13 years with Ashford (18 years with Ashford predecessor)
- Pepperdine University BS, University of Houston MS, CPA



Jeremy J. Welter
EVP of Asset Management

- 10 years of hospitality experience
- 5 years with Ashford (5 years with Ashford predecessor)
- 5 years with Stephens Investment Bank
- Oklahoma State University BS



J. Robison Hays
Chief Strategy Officer

- 11 years of hospitality experience
- 11 years with Ashford
- 3 years of M&A experience at Dresser Inc. & Merrill Lynch
- Princeton University AB

Aggregate 139 Years of Relevant Industry Experience

ASHFORD
HOSPITALITY PRIME

20

 Management's Long Term Track Record of Creating Value at Ashford Trust  21  Since IPO on August 26, 2003Peer average includes: CHSP, CLDT, DRH, FCH, HST, HT, INN, LHO, RLJ, SHOReturns as of 1/11/16Source: SNL  Total Stockholder Return  Significant long-term outperformance proves management's ability to create value for shareholders over time  (1)

Asset Management Expertise – Bardessono

Hotel Overview

- Acquired in July 2015
- **2015 RevPAR of $564**
- 62 keys, 1,350 sq. ft. of meeting space
- Located in Yountville, CA the "Culinary Capital of Napa Valley"
  - High barrier to entry market
- One of only three LEED Platinum certified hotels in the U.S., only hotel in California
- 2015 TripAdvisor Travelers' Choice Award for Top Hotels - #3 in the U.S.



Bardessono – Yountville, CA



Bardessono – Yountville, CA

Opportunities

- Received $2 million of Key Money from AINC
- Opportunity to add 2 to 3 luxury villas to attract ultra-luxury guests
- Cost control opportunities
- Implementation of Remington revenue initiatives
- **From August 2015 to March 2016 (since acquisition): RevPAR up 5.1%, EBITDA Margin up 468 bps, & EBITDA flow-through of 92%**

ASHFORD HOSPITALITY PRIME

22

 Asset Management Expertise – Pier House  23  Asset management performance significantly exceeded underwritingEliminated $1.5mm in expenses through cost cutting initiatives: Right-sized staffing levelImplemented improved housekeeping practicesIdentified additional F&B efficienciesRealized synergies with other Remington-managed Key West assetsSaved $385,000 in insurance expense by adding to Ashford programRealized approximately $350,000 in annualized incremental parking revenue  Implemented Strategies  Pier House Resort – Key West, FL    Jun-May 2013 Pre-Takeover   Jun-May 2014Post-Takeover  Increase (%, BPs)  RevPAR  $283.94  $323.66  14.0%  Total Revenue*  $19,196  $21,284  10.9%  RPI  $97.7  $101.7  4.09%  EBITDA*  $6,031  $8,312  37.8%  EBITDA Flow      109.2%  *$ in Thousands  Original going-in cap rate of 6.2% in May 2013 and current cap rate of 10.0%

Asset Management Expertise – Ritz St. Thomas

Hotel Overview

- Acquired in December 2015
- 180 keys, 10,000 sq. ft. of meeting space
- Acquisition completed at favorable metrics of **7.2x TTM EBITDA** and **10% TTM NOI cap rate**
- Located in St. Thomas in the U.S. Virgin Islands with high barriers to entry
- 30 oceanfront acres along Great Bay
- Recognized in the 2015 U.S. News & World Report's Best Hotel Rankings


Great Bay View
The Ritz-Carlton St. Thomas


The Ritz-Carlton St. Thomas

Opportunities

- Significant upside after recently completed extensive $22 million renovation of guest rooms and public space
- Since closing of the acquisition, our asset management team has identified several opportunities to improve performance
- **EBITDA Margin up 208 bps, & EBITDA flow-through of 129.1%** in the 1st quarter 2016 (1st full quarter of ownership) with no change in property manager

ASHFORD HOSPITALITY PRIME
24

Key Takeaways  25  Current Board is committed to maximizing value and recently completed a thorough review of strategic alternatives  Electing the current Board will NOT trigger termination fee in the hundreds of millions of dollars which could significantly destroy shareholder value  Current Board is highly-qualified with 45 years of public board experience  The Company believes that the current board of Ashford Prime is best positioned to maximize value  Current Board announced a plan and is implementing initiatives designed to maximize immediate and long-term stockholder value  The Company believes there is no compelling reason for stockholders to elect any member of Sessa's slate to the Board

 Investor Presentation – May 2016